Exhibit 99.1 TEXAS PACIFIC LAND CORPORATION ANNOUNCES AGREEMENT TO PROVIDE LAND AND WATER SOLUTIONS TO CHEVRON FOR A LARGE-SCALE POWER PROJECT DALLAS, TX (June 23, 2026) – Texas Pacific Land Corporation (NYSE: TPL) (“TPL”) today announced an agreement with Chevron U.S.A. Inc., a subsidiary of Chevron Corporation (NYSE: CVX) ( “Chevron”) to provide land and brackish water resources for Chevron’s recently announced development known as Project Kilby, involving a large-scale power generation facility Chevron is developing to support a customer data center in Reeves County, Texas. As part of the agreement, TPL contributed surface acreage in exchange for cash consideration and the exclusive right to source aquifer-derived water for the power generation facility and other associated aspects of the project. “This advancement of giga-watt scale power generation and data centers developed by the industry’s leading technology, energy, and industrial companies validates West Texas as a premier location for compute infrastructure,” said Ty Glover, CEO of TPL. “As the world’s largest supplier of conventional energy and a leading source of renewable energy, the Permian Basin combines critical resources with skilled talent and a supportive regulatory environment. We believe these virtues position the region to become a major hub for compute services, and TPL is well positioned to support that growth through our leading surface footprint, industry relationships, and access to energy and water resources.” Chevron has emphasized that water stewardship and community engagement are central considerations as the project advances. TPL intends to supply brackish groundwater, helping reduce demand for shared freshwater resources and reinforcing its ongoing commitment to responsible water development in the Permian Basin. TPL also continues to advance solutions for reuse of desalinated produced water from oil and gas operations. “This project demonstrates how large-scale energy infrastructure can be developed responsibly in West Texas to meet the increasing demands for power and technology,” said Daniel Droog, Vice President, Power Solutions of Chevron. “By securing access to land and reliable sources for non-potable brackish water supply, engaging openly with the community, and working closely with trusted long-term value chain partners such as TPL we aim to support economic growth while respecting the importance of water stewardship in West Texas.”

About Texas Pacific Land Texas Pacific Land Corporation is one of the largest landowners in the State of Texas, with the majority of its ownership concentrated in the Permian Basin. The Company is not an oil and gas producer, but its surface and royalty ownership provides revenue opportunities throughout the life cycle of a well. These revenue opportunities include fixed fee payments for use of the Company’s land, revenue for sales of materials (caliche) used in the construction of infrastructure, providing sourced water and/or treated produced water, revenue from the Company’s oil and gas royalty interests, and revenue related to saltwater disposal on the Company’s land. The Company also generates revenue from pipeline, power line and utility easements, commercial leases and temporary permits principally related to a variety of land uses including, but not limited to, midstream infrastructure projects and hydrocarbon processing facilities. Visit TPL at http://www.TexasPacific.com. Contact:IR@TexasPacific.com This press release contains certain statements that may include “forward-looking statements.” All statements, other than statements of historical or present facts or conditions, included herein are “forward-looking statements.” Included among “forward-looking statements” are, among other things, statements regarding TPL’s business strategy, plans and objectives. TPL believes that the expectations reflected in these “forward-looking statements” are reasonable, they are inherently uncertain and involve a number of risks and uncertainties beyond TPL’s control. In addition, assumptions may prove to be inaccurate. Actual results may differ materially from those anticipated or implied in “forward- looking statements” as a result of a variety of factors. These “forward-looking statements” speak only as of the date made, and other than as required by law, TPL undertakes no obligation to update or revise any “forward-looking statement” or provide reasons why actual results may differ, whether as a result of new information, future events or otherwise.